SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GAMCO NATURAL RESOURCES, GOLD & INCOME TRUST

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-4249875
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Corporate Center Rye, New York	10580-1422
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.20% Series A Cumulative Preferred Shares (Liquidation Preference $25.00 per share)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-217013

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The sections captioned “Summary of the Terms of the Series A Preferred Shares,” “Description of the Series A Preferred Shares” and “Special Characteristics and Risks of the Series A Preferred Shares” in the Registrant’s Prospectus Supplement that was filed pursuant to Rule 497 under the Securities Act of 1933 (File No. 333-217013) on October 24, 2017, is incorporated herein by reference.

Item 2.	Exhibits

(1)	(i) Agreement and Declaration of Trust of Registrant (1)

(ii) Amendment to Agreement and Declaration of Trust of Registrant, dated December 1, 2011 (2)

(iii) Amendment to Agreement and Declaration of Trust of Registrant, dated March 28, 2014 (2)

(2)	Second Amended and Restated By-Laws of Registrant (3)

(3)	Statement of Preferences for 5.20% Series A Cumulative Preferred Shares (4)

(1)	Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on September 29, 2010 (333-152424).
(2)	Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on August 15, 2017 (333-217013).
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form N-2, as filed with the Commission on filed on March 29, 2017 (333-217013).
(4)	Incorporated by reference to Post-Effective Amendment No. 1 the Registrant’s Registration Statement on Form N-2, as filed with the Commission on October 24, 2017 (333-217013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GAMCO NATURAL RESOURCES, GOLD & INCOME TRUST
By:	/s/ Andrea R. Mango
Name:	Andrea R. Mango
Title:	Secretary and Vice President

Date: October 25, 2017